EXHIBIT 32.1

The following statement is being furnished to the Securities and Exchange Commission solely for purposes of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1349), which carries with it certain criminal penalties in the event of a knowing or willful misrepresentation.

Securities and Exchange Commission

450 Fifth Street, NW
Washington, DC  20549

Re:  First SecurityFed Financial, Inc.

Ladies and Gentlemen:

In accordance with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1349), each of the undersigned hereby certifies that:

(i) this Quarterly Report on Form 10-Q fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of First SecurityFed Financial, Inc.

Dated as of this 15th day of May, 2004.

/s/Julian E. Kulas	/s/ Harry Kucewicz
Julian E. Kulas	Harry Kucewicz
Chief Executive Officer	Chief Financial Officer
(Principal Executive Officer)	(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to First SecurityFed Financial, Inc. and will be retained by the company and furnished to the Securities and Exchange Commission or its staff upon request.